UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 24, 2013

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 24, 2013, OSI Systems, Inc. (the “Company”) announced that the Company’s board of directors (the “Board”) authorized the purchase of up to 1,000,000 additional shares of common stock under the Company’s existing stock repurchase program. The stock repurchase program was originally authorized by the Board in March of 1999 and was subsequently amended in September of 2004. This most recent increase brings the aggregate number of shares authorized for repurchase under the program from 3,000,000 to 4,000,000 shares. This program does not have an expiration date.

Since inception of the stock repurchase program, the Company has repurchased an aggregate of 2,589,960 shares of common stock, leaving a remaining balance of up to 1,410,040 shares authorized for purchase under the current program, as increased.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of OSI Systems, Inc. dated April 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: April 24, 2013

	By:	/s/ Alan Edrick
Alan Edrick
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of OSI Systems, Inc. dated April 24, 2013